Exhibit 21.1

SUBSIDIARIES OF TE CONNECTIVITY PLC

The following is a list of our subsidiaries as of October 30, 2024, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Argentina	TE Connectivity Argentina S.R.L.

Australia	Grangehurst Enterprises Pty. Ltd.
TE Connectivity Australia Pty Ltd

Austria	Tyco Electronics Austria GmbH

Barbados	TE Connectivity Atlantic Financing Ltd. (in liquidation)
TE Connectivity Atlantic Holding Ltd. (in liquidation)

Belgium	TE Connectivity Belgium BV

Bermuda	Tyco Electronics Holdings (Bermuda) No. 7 Limited

Brazil	Brycon Participações Ltda.
Seacon Produtos e Servicos Opticos e Eletricos Ltda.
Sense Eletrônica Ltda.
TE Connectivity Brasil Indústria de Eletrônicos Ltda.

Canada	TE Connectivity ULC
Tyco Electronics Canada ULC

Chile	TE Connectivity Industrial y Comercial Chile Limitada

China	Deutsch Connectors Trading (Shanghai) Co., Ltd.
ERNI Electronics (Shanghai) Co., Ltd
Fa Zuo Qin Electronics (Shanghai) Co., Ltd.
Laird Connectivity (Shanghai) Co., Ltd.
MEAS Shenzhen Limited
Measurement Specialties (Chengdu) Ltd.
Measurement Specialties (China) Ltd.
Measurement Technology (Chengdu) Ltd.
Raychem Shanghai Cable Accessories Limited
Raychem (Shanghai) Trading Limited
Schaffner EMC Ltd., Shanghai
Sibas Electronics (Xiamen) Co., Ltd.
TE Connectivity Connectors (Suzhou) Co., Ltd.
TE Connectivity (Kunshan) Company Limited
TE Connectivity (Nantong) Co., Ltd.

TE Connectivity (Suzhou) Co., Ltd.
TE Connectivity (Weifang) Ltd.
Tyco Electronics AMP Guangdong Ltd
Tyco Electronics AMP Qingdao Ltd.
Tyco Electronics Technology (SIP) Co., Ltd.
Tyco Electronics (Dongguan) Ltd.
Tyco Electronics (Kunshan) Ltd.
Tyco Electronics (Qingdao) Ltd.
Tyco Electronics (Shanghai) Co., Ltd.
Tyco Electronics (Shenzhen) Co., Ltd.
Tyco Electronics (Suzhou) Ltd.
Tyco Electronics (Zhuhai) Ltd

Colombia	TE Connectivity Colombia S.A.S.

Costa Rica	Creganna Medical, Sociedad de Responsabilidad Limitada

Czech Republic	TE Connectivity Czech s.r.o.
TE Connectivity Trutnov s.r.o.

Denmark	TE Connectivity (Denmark) ApS

Finland	Schaffner Oy
Tyco Electronics Finland Oy

France	Carrier Kheops BAC
Connecteurs Electriques Deutsch
Deutsch
Deutsch Group
Kemtron
Schaffner EMC
TE Connectivity Sensors France
TE Connectivity Sensors France Holding
Tyco Electronics France SAS
Tyco Electronics Group S.A. (French Branch)
Tyco Electronics Holding France
Tyco Electronics Idento
TYCO ELECTRONICS-SIMEL

Germany	ERNI Deutschland GmbH
ERNI Grundstücksverwaltungs GmbH
First Sensor AG (71.5%)
First Sensor Lewicki GmbH
First Sensor Mobility GmbH
Kries Energietechnik GmbH

Schaffner Deutschland GmbH
TE Connectivity EMEA Holding GmbH
TE Connectivity Germany GmbH
TE Connectivity Industrial GmbH
TE Connectivity KISSLING Products GmbH
TE Connectivity Sensors Germany Holding AG
TE Connectivity Smart Grid GmbH
TE Connectivity Smart Grid Verwaltung GmbH
Tyco Electronics Germany Holdings GmbH
Tyco Electronics Raychem GmbH

Greece	Tyco Electronics Hellas MEPE

Guernsey	Cregstar Bidco Limited

Hong Kong	ERNI Electronics Limited
F.A.I. Technology (Hong Kong) Limited
MEAS Asia Limited
Raychem China Limited
TE Connectivity HK Limited
Tyco Electronics H.K. Limited
Tyco Electronics Hong Kong Holdings No. 2 Limited

Hungary	Tyco Electronics Hungary Termelő Korlátolt Felelősségű Társaság

India	CII Guardian International Limited (39.43%)
Deutsch India Power Connectors Private Limited
DRI India Relays Private Limited
RAYCHEM-RPG Private Limited (50%)
Schaffner India Private Ltd.
TE Connectivity India Private Limited
TE Connectivity Services India Private Limited

Indonesia	PT. Tyco Electronics Indonesia

Ireland	Creganna Medical Ireland Limited
Creganna Unlimited Company
MEAS Ireland (Betatherm) Limited
TE Connectivity Ireland Limited
Tyco Electronics Group S.A. (Branch Office)

Israel	TE Connectivity Israel Ltd.

Italy	Schaffner EMC S.r.l.
TE Connectivity Italia Distribution S.r.l.

TE Connectivity Italia S.r.l.

Japan	Nikkiso-Therm Co., Ltd. (50.06%)
Schaffner EMC K.K.
TE Connectivity Japan Holdings G.K.
TE Connectivity Japan G.K.

Kenya	Tyco Electronics UK Ltd. (Kenya Branch)

Korea, Republic of	Advanced Tube Technologies, Ltd. (50%)
Tyco Electronics AMP Korea, Ltd.

Luxembourg	Coty Holding S.à r.l.
TE Connectivity (US) Holding I S.à r.l.
TE Connectivity (US) Holding II S.à r.l.
TE Connectivity Holding International I S.à r.l.
TE Connectivity Holding International II S.à r.l.
TE Connectivity Investments Holding S.à r.l.
TE Connectivity MOG Europe S.a r.l.
TE Connectivity MOG Holding S.a r.l.
Tyco Electronics Group S.A.

Malaysia	TE Connectivity Malaysia Sdn. Bhd.
TE Connectivity Operations Sdn. Bhd.

Malta	TE Connectivity Malta Financing Limited

Mexico	AMP Amermex, S.A. de C.V.
Corcom, S.A. de C.V.
Hirschmann Car Communication, S. de R.L. de C.V.
Potter & Brumfield de Mexico, S.A. de C.V.
Seacon Global Production, S. de R.L. de C.V.
TE Sensores, S. de R.L. de C.V.
Termistores de Tecate, S.A. de C.V.
Tyco Electronics Mexico, S. de R.L. de C.V.
Tyco Electronics Tecnologias S. de R.L. de C.V.

Morocco	TE Connectivity Morocco SARL

Netherlands	TE Connectivity Nederland B.V.

New Zealand	Tyco Electronics NZ Limited

Nigeria	TE Connectivity Technology Solutions Limited

Norway	Precision Subsea AS
TE Connectivity Norge AS

Paraguay	TE Connectivity Paraguay S.R.L.

Peru	TE Connectivity Peru S.A.C.

Philippines	TE Connectivity Manufacturing Philippines Inc.
Tyco Electronics Philippines, Inc.

Poland	TE Connectivity Industrial Poland sp. z o.o.
TE Connectivity Poland Services sp. z o.o.
TYCO Electronics Polska Sp.z.o.o.

Portugal	Tyco Electronics Componentes Electromecanicos Lda.

Romania	TE Connectivity Sensor Solutions S.R.L.

Saudi Arabia	Tyco Electronics Saudi Arabia Limited

Singapore	ERNI ASIA HOLDING PTE LTD
Schaffner EMC Pte Ltd
Tyco Electronics Singapore Pte Ltd

Slovakia	TE Connectivity Slovakia s.r.o.

South Africa	TE Connectivity South Africa Proprietary Limited

Spain	microLIQUID, S.L.U.
TE Connectivity Electronics Spain, S.L.U.
TE CONNECTIVITY ENERGY SPAIN, S.L.U.
Tyco Iberia, S.L.U.

Sweden	Schaffner EMC Aktiebolag
TE Connectivity Svenska AB

Switzerland	ERNI International AG
Schaffner EMV AG
Schaffner Holding AG
TE Connectivity Atlantic Switzerland GmbH
TE Connectivity MOG Sales GmbH
TE Connectivity Solutions GmbH
TE Connectivity Switzerland Ltd.
Tyco Electronics (Schweiz) Holding II GmbH
Tyco Electronics Finance Alpha GmbH

Tyco International Services GmbH (49.94%)

Taiwan	Schaffner EMV Ltd., Taiwan Branch
TE Connectivity Corporation Taiwan Branch
Tyco Electronics Holdings (Bermuda) No. 7 Limited, Taiwan Branch

Thailand	ERNI Electronics (Thailand) Co., Ltd.
Schaffner EMC Co., Ltd.
TE Connectivity Distribution (Thailand) Limited
TE Connectivity Manufacturing (Thailand) Company Limited
Wema Environmental Technologies Ltd.

Tunisia	TE Connectivity Tunisia Sarl

Turkey	Tyco Elektronik AMP Ticaret Limited Sirketi

Ukraine	Tyco Electronics Ukraine Limited

United Arab Emirates	Tyco Electronics Middle East FZE

United Kingdom	ADC Communications (UK) Ltd.
Critchley Group Limited
Kemtron Limited
Schaffner Limited
Seacon (Europe) Limited
TE Connectivity Limited
Tyco Electronics Corby Limited
Tyco Electronics Motors Ltd
Tyco Electronics UK Holdings Ltd
Tyco Electronics UK Ltd.

United States	999 Arques Corp. (37.5%)
Brantner and Associates, Inc.
Brantner Holding LLC
Codenoll Technology Corporation (73.99%)
Creganna Medical Devices, Inc.
DRI Relays Inc.
Foundry Medical Innovations, Inc.
Howard A. Schaevitz Technologies, Inc.
LADD Distribution LLC
Measurement Specialties, Inc.
MicroGroup, Inc.
Precision Interconnect LLC
Precision Wire Components, LLC
Raychem International

Raychem International Manufacturing LLC
Schaffner EMC, Inc.
TacPro, LLC
TE Connectivity Corporation
TE Connectivity Malta Financing Limited (U.S. Branch)
TE Connectivity MOG LLC
TE Connectivity US Group Holding II Inc.
TE Connectivity US Group Holding Inc.
The Whitaker LLC
Tyco Electronics Latin America Holding LLC
Tyco Electronics RIMC Holding LLC
Wema Americas LLC
Wi Inc.

Vietnam	TE Connectivity Vietnam Holding Company Limited